UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 21, 2005

O.A.K. FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W.
Byron Center, MI	49315
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-1591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7.01    Regulation FD Disclosure

On March 21, 2005, O.A.K. Financial Corporation issued a press release announcing that the Board of Directors had declared a 20% increase in its quarterly cash dividend, raising the per share amount to $0.18 from $0.15 per share. The dividend is payable April 29, 2005, to shareholders of record on April 8, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9.01    Financial Statements and Exhibits

      (c)    Exhibit

              99.1      Press Release Dated March 21, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2005	O.A.K. FINANCIAL CORPORATION (Registrant) By /s/ James A. Luyk ———————————— James A. Luyk Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1     Press Release Dated March 21, 2005.

EXHIBIT 99.1

March 21, 2005

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces 20% Dividend Increase

Byron Center, Michigan - March 21, 2005 --OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a 20% increase in its quarterly cash dividend, raising the per share amount to $0.18 from $0.15 per share. The dividend is payable April 29, 2005, to shareholders of record on April 8, 2005.

OAK Financial Corporation owns Byron Bank, which operates 12 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:
Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Chief Operating Officer at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.